                                                                     EXHIBIT 4.6


     DATE                                              WARRANT             NUMBER OF     EXERCISE PRICE/
    ISSUED       WARRANT HOLDER                        NO.                  SHARES       EXPIRATION DATE

   1/31/2000     Leonard H. Timmel                     E-1                    50,000     Exercise price:  $3.00
                                                                                         Expires:  1/31/2003

   1/31/2000     Satya P. Garg                         E-2                   100,000     Exercise price:  $3.00
                                                                                         Expires:  1/31/2003

   1/31/2000     Christopher Miller                    E-3                    25,000     Exercise price:  $3.00
                                                                                         Expires:  1/31/2003